Exhibit (b)(4)
                                                                 --------------

Pricing Supplement dated 9 August 2005

                            SCHNEIDER ELECTRIC S.A.
              Issue of Euro 600,000,000 4 per cent. Bonds due 2017
          under the Euro 3,500,000,000 Euro Medium Term Note Programme

This document constitutes the Pricing Supplement relating to the issue of Bonds described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 31 August 2004. This Pricing Supplement contains the final terms of the Bonds and must be read in conjunction with such Offering Circular.

1     Issuer:                                    Schneider Electric S.A.

2     (i)    Series Number:                      4

      (ii)   Tranche Number: 1

3     Specified Currency or Currencies:          Euro

4     Aggregate Nominal Amount:

      (i)    Series: Euro 600,000,000

      (ii)   Tranche: Euro 600,000,000

5     (i)    Issue Price:                        99.225 per cent. of the
                                                 Aggregate Nominal Amount

      (ii)   Net proceeds:                       Euro 595,350,000

6     Specified Denominations:                   Euro 1,000

7     (i)    Issue Date:                         11 August 2005

      (ii)   Interest Commencement Date:         Issue Date

8     Maturity Date:                             11 August 2017

9     Interest Basis:                            4 per cent. Fixed Rate
                                                 (further particulars specified
                                                 below)

10    Redemption/Payment Basis:                  Redemption at par

11    Change of Interest or Redemption/          Not Applicable
      Payment Basis:

12    Put/Call Options:                          Not Applicable

13    Status of the Bonds:                       Unsubordinated

14    Listing:                                   Luxembourg

15    Method of distribution:                    Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

16    Fixed Rate Bond Provisions                 Applicable

      (i)    Rate(s) of interest:                4 percent per annum payable
                                                 annually in arrear

      (ii)   Interest Payment Date(s):           11 August in each year
                                                 commencing on 11 August 2005

      (iii)  Fixed Coupon Amount(s):             Euro 40 per Euro 1,000 in
                                                 nominal amount

      (iv)   Broken Amount: Not applicable

      (v)    Day Count Fraction (Condition 4(j)) Actual/Actual-ISMA

      (vi)   Determination Date(s)               11 August in each year.
             (Condition 4(j)):

      (vii) Other terms relating to the method Not Applicable of calculating interest for Fixed
             Rate Bonds:

17    Floating Rate Provisions                   Not Applicable

18    Zero Coupon Bond Provisions                Not Applicable

19    Index Linked Interest Bond Provisions      Not Applicable

20    Dual Currency Bond Provisions              Not Applicable

PROVISIONS RELATING TO REDEMPTION

21    Call Option                                Not Applicable

22    Put Option                                 Not Applicable

23    Final Redemption Amount of each Bond       Euro 1,000 per Bond of Euro
                                                 1,000 specified denomination

24    Early Redemption Amount

      (i) Early Redemption Amount(s) payable The Conditions apply. on redemption for taxation reasons
             (Condition 5(c)) or an event of
             default (Condition 9) and/or the
             method of calculating the same (if
             required or if different from that
             set out in the Conditions)

      (ii)   Redemption for taxation reasons     Yes
             permitted on days other than
             Interest Payment Dates (Condition
             5(c)):

      (iii)  Unmatured Coupons to become void    No
             upon early redemption (Bearer Bonds
             only) (Condition 6(e)):

GENERAL PROVISIONS APPLICABLE TO THE BONDS

25    Form of Bonds:                             Bearer Bonds

      (i)    Temporary or permanent              temporary Global Bond
             Global Bond:                        exchangeable for a permanent
                                                 Global Bond which is
                                                 exchangeable for Definitive
                                                 Bonds in the limited
                                                 circumstances specified in the
                                                 permanent Global Bond

      (ii)   Applicable TEFRA                    D Rules
             exemption:

26    Financial Centre(s) (Condition 6(g)) or    Not Applicable
      other special provisions relating to
      payment dates:

27    Talons for future Coupons or Receipts to   No
      be attached to Definitive Bonds (and
      dates on which such Talons mature):

28    Details relating to Partly Paid Bonds:     Not Applicable
      amount of each payment comprising the
      Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Bonds and interest due on late payment:

29    Details relating to Instalments Bonds:     Not Applicable

      (i)    Instalments Amount(s):              Not Applicable

      (ii)   Instalment Date(s):                 Not Applicable

      (iii)  Minimum Instalment Amount:          Not Applicable

      (iv)   Maximum Instalment Amount:          Not Applicable

30    Redenomination, renominalisation and       Not Applicable
      reconventioning provisions:

31    Consolidation provisions:                  Not Applicable

32    Other terms or special conditions:         For the purposes of the issue
                                                 of the Bonds, any references
                                                 to "Note" and "Noteholder" in
                                                 the Conditions shall be deemed
                                                 to be references to "Bond" and
                                                 "Bondholder" respectively.

DISTRIBUTION

33    (i)    If syndicated, names of Managers:   Citigroup Global Markets
                                                 Limited

                                                 Natexis Banques Populaires

                                                 The Royal Bank of Scotland plc

                                                 Societe Generale

      (ii)   Stabilising Agent (if any):         Natexis Banques Populaires

      (iii)  Dealer's Commission:                0.30 per cent.

34    If non-syndicated, name of Dealer:         Not Applicable

35    Additional selling restrictions:           For the purpose of the issue
                                                 of the Bonds, the following
                                                 additional selling
                                                 restrictions shall apply:

                                                 1 United Kingdom

                                                 Each Dealer has represented
                                                 and agreed that:

                                                 Investment advertisements: it
                                                 has only communicated or
                                                 caused to be communicated and
                                                 will only communicate or cause
                                                 to be communicated any
                                                 invitation or inducement to
                                                 engage in investment activity
                                                 (within the meaning of section
                                                 21 of the Financial Services
                                                 and Markets Act 2000 (the
                                                 "FSMA")) received by it in
                                                 connection with the issue or
                                                 sale of such Bonds in
                                                 circumstances in which section
                                                 21(1) of the FSMA does not
                                                 apply to the Issuer;

                                                 General compliance: it has
                                                 complied and will comply with
                                                 all applicable provisions of
                                                 the FSMA with respect to
                                                 anything done by it in
                                                 relation to such Bonds in,
                                                 from or otherwise involving
                                                 the United Kingdom.

                                                 2 European Economic Area

                                                 In relation to each Member
                                                 State of the European Economic
                                                 Area which has implemented the
                                                 Prospectus Directive (each, a
                                                 "Relevant Member State"), each
                                                 Dealer has represented and
                                                 agreed that with effect from
                                                 and including the date on
                                                 which the Prospectus Directive
                                                 is implemented in that
                                                 Relevant Member State (the
                                                 "Relevant Implementation
                                                 Date") it has not made and
                                                 will not make an offer of
                                                 Bonds to the public in that
                                                 Relevant Member State except
                                                 that it may, with effect from
                                                 and including the Relevant
                                                 Implementation Date, make an
                                                 offer of Bonds to the public
                                                 in that Relevant Member State:

                                                 2.1 in (or in Germany, where
                                                 the offer starts within) the
                                                 period beginning on the date
                                                 of publication of a prospectus
                                                 in relation to those Bonds
                                                 which has been approved by the
                                                 competent authority in that
                                                 Relevant Member State or,
                                                 where appropriate, approved in
                                                 another Relevant Member State
                                                 and notified to the competent
                                                 authority in that Relevant
                                                 Member State, all in
                                                 accordance with the Prospectus
                                                 Directive and ending on the
                                                 date which is 12 months after
                                                 the date of such publication;

                                                 2.1.1 at any time to legal
                                                 entities which are authorised
                                                 or regulated to operate in the
                                                 financial markets or, if not
                                                 so authorised or regulated,
                                                 whose corporate purpose is
                                                 solely to invest in
                                                 securities;

                                                 2.1.2 at any time to any legal
                                                 entity which has two or more
                                                 of (1) an average of at least
                                                 250 employees during the last
                                                 financial year; (2) a total
                                                 balance sheet of more than
                                                 (euro)43,000,000 and (3) an
                                                 annual net turnover of more
                                                 than (euro)50,000,000, as
                                                 shown in its last annual or
                                                 consolidated accounts; or

                                                 2.1.3 at any time in any other
                                                 circumstances which do not
                                                 require the publication by the
                                                 Issuer of a prospectus
                                                 pursuant to Article 3 of the
                                                 Prospectus Directive.

                                                 For the purposes of these
                                                 provisions, the expression an
                                                 "offer of Bonds to the public"
                                                 in relation to any Bonds in
                                                 any Relevant Member State
                                                 means the communication in any
                                                 form and by any means of
                                                 sufficient information on the
                                                 terms of the offer and the
                                                 Bonds to be offered so as to
                                                 enable an investor to decide
                                                 to purchase or subscribe the
                                                 Bonds, as the same may be
                                                 varied in that Member State by
                                                 any measure implementing the
                                                 Prospectus Directive in that
                                                 Member State and the
                                                 expression "Prospectus
                                                 Directive" means Directive
                                                 2003/71/EC and includes any
                                                 relevant implementing measure
                                                 in each Relevant Member State.

OPERATIONAL INFORMATION

36    ISIN Code:                                 FR0010224337

37    Common Code:                               0226671910

38    Euroclear France to act as Central         Yes
      Depositary:

39    In the case of Bonds listed on the Paris   Not Applicable
      Stock Exchange

40    Any clearing system(s) other than          Not Applicable
      Euroclear, Clearstream, Luxembourg and
      Euroclear France and the relevant
      identification number(s):

41    Delivery:                                  Delivery against payment

42    The Agents appointed in respect of the     Fiscal and Principal Paying
      Bonds are:                                 Agent:

                                                 BNP Paribas Securities
                                                 Services, Luxembourg Branch

GENERAL

43    Additional steps that may only be taken    Not Applicable
      following approval by an Extraordinary
      Resolution in accordance with Condition
      10(a):

44    The aggregate principal amount of Bonds    Not Applicable
      issued has been translated into Euro at
      the rate of [*], producing a sum of (for
      Bonds not denominated in Euro):

LISTING APPLICATION

This Pricing Supplement comprises the final terms required to list the issue of Bonds described herein pursuant to the listing of the Euro 3,500,000,000 Euro Medium Term Note Programme of Schneider Electric S.A.

STABILISING

In connection with the issue of the Bonds, Natexis Banques Populaires will act as stabilising manager (the "Stabilising Manager"). The Stabilising Manager may over-allot Bonds (provided that the aggregate principal amount of Bonds allotted does not exceed 105 per cent. of the aggregate nominal amount of the Bonds) or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilising Manager will undertake stabilisation action. Any stabilisation action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds.

MATERIAL ADVERSE CHANGE STATEMENT

Except as disclosed in this Pricing Supplement, there has been no significant change in the financial or trading position of the Issuer or of the Group since 31 December 2004 and no material adverse change in the financial position or prospects of the Issuer or of the Group since 31 December 2004.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement which, when read together with the Offering Circular referred to above, contains all information that is material in the context of the issue of the Bonds.

Signed on behalf of the Issuer:


By:
    ----------------------------------
         Duly authorized


                              RECENT DEVELPOMENTS

Acquisitions

On June 8, 2005, the Company announced the acquisition of Invensys Advanced Building System's operations in Europe and the Middle East. Invensys Advanced Building System is a leading provider of building automation solutions and services in the UK and has a strong presence across the rest of Europe and in the Middle East. Invensys Advanced Building System generated revenues of USD 168 million for the fiscal year ended March 31, 2005.

On June 30, 2005, Schneider Electric announced it had entered into a definitive agreement to acquire Juno Lighting Inc. in a transaction valued at approximately USD 610 million. Juno is a leader in the US down-lighting market.

On July 22, 2005, the Company announced the acquisition of BEI Technologies, a leading specialist in customized sensors. The transaction values BEI Technologies at approximately USD 562 million.

The acquisitions of Juno Lighting Inc. and BEI Technologies are subject to certain conditions precedent.